UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2023

Blackbaud, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50600	11-2617163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)
65 Fairchild Street, Charleston, South Carolina 29492
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.001 Par Value	BLKB	Nasdaq Global Select Market
Preferred Stock Purchase Rights	N/A	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On October 5, 2023, Blackbaud, Inc. ("Blackbaud" or the “Company”) entered into separate, substantially similar Assurances of Voluntary Compliance or Assurances of Discontinuance with each of 49 state Attorneys General and the District of Columbia (collectively, the “Administrative Orders”) relating to the previously announced 2020 security incident in which a cyber criminal removed a copy of a subset of data from the Company’s self-housed environment (the “Security Incident”). This settlement fully resolves the previously disclosed multi-state Civil Investigative Demand and the separate Civil Investigative Demand from the Office of the Indiana Attorney General relating to the Security Incident (the “Multistate Investigation”), which is further described in the substantially similar Administrative Orders filed today in each of the 49 states and the District of Columbia.
Under the terms of the Administrative Orders, the Company has agreed: (i) to comply with state consumer protection laws, data breach notification laws, and the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”); (ii) not to make misleading misrepresentations to Blackbaud customers or the individuals whose data is stored by the Company concerning (a) the extent to which Blackbaud protects the privacy, security, confidentiality, or integrity of certain data, (b) the likelihood that data impacted by a security incident may be subject to unauthorized access, disclosure, or other misuse, or (c) the data breach notification requirements; and (iii) to implement and improve certain cybersecurity programs and tools.
As part of the Administrative Orders, the Company also has agreed to pay a total of $49.5 million to the 49 states and District of Columbia. The Company expects to pay the full settlement amount to each state and the District of Columbia in October 2023 from its existing liquidity. This amount was fully accrued as a contingent liability in the Company's financial statements as of June 30, 2023.
The Company has entered into the Administrative Orders without admitting fault of liability in connection with the matters subject to the Multistate Investigation.
The foregoing description is qualified in its entirety by reference to the full text of the form of Administrative Order attached hereto as Exhibit 99.2 and incorporated by reference herein.
As previously disclosed, the Office of the Attorney General of the State of California did not participate in the Multistate Investigation and has issued a separate Civil Investigative Demand related to the Security Incident, which has not been resolved. Although the Company is hopeful that it can resolve this matter on acceptable terms, there is no assurance that it will be able to do so on terms acceptable to the Company and to the State of California.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed with this current report:

Exhibit No.	Description
99.1	Press release dated October 5, 2023, announcing the Administrative Orders
99.2	Form of Administrative Order
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date:	October 5, 2023	/s/ Anthony W. Boor
Anthony W. Boor
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)